UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITES EXCHANGE ACT OF 1934


Date of Report (Date of earliest events reported) October 3, 2000
                                                  ------------------
                                                  September 14, 2000
                                                  ------------------


                      PUBLIC SERVICE COMPANY OF NEW MEXICO
             (Exact name of registrant as specified in its charter)


         New Mexico                                          85-0019030
 ---------------------------     Commission              ----------------------
(State or Other Jurisdiction     File Number 1-6986        (I.R.S. Employer
     of Incorporation)                       ------      Identification) Number)



  Alvarado Square, Albuquerque, New Mexico                      87158
  ----------------------------------------                      -----
  (Address of principal executive offices)                    (Zip Code)



                                 (505) 241-2700
                                 --------------
              (Registrant's telephone number, including area code)


                         ------------------------------
              (Former name, former address and former fiscal year,
                         if changed since last report)

Item  5.   Other Event

The following are press releases recently issued by the Company and are being filed herewith as current event.

PNM CEO Encourages NM Regulators to Press On Toward Electric Choice

ALBUQUERQUE, N.M. September 27, 2000 - New Mexico can avoid repeating California's mistakes in implementing retail electric competition, Jeff Sterba, president and chief executive officer of PNM, Public Service Company of New Mexico (NYSE:PNM), assured state regulators yesterday.

New Mexico's approach to opening the electric power market is "far different from the California model," Sterba said. "If we continue along the path set by the 1999 Restructuring Act, passed after six years of study and debate, electric choice can benefit all New Mexico customers in the long term."

Sterba made his remarks during a daylong workshop sponsored by the New Mexico Public Regulation Commission (PRC) to discuss recent events in California and their possible implications for New Mexico. Because consumers in the San Diego area were hit with substantially higher electric bills this past summer, some parties are urging the PRC to delay preparations for opening New Mexico to electric competition in 2002.

Sterba told commissioners at the workshop that PNM shares their concern, "but we believe delay and continued uncertainty will only increase the risk of introducing market distortions in the transition to competition by discouraging new investment in the generating plants that New Mexicans will need in the years to come."

"This summer's experience in southern California was primarily the result of a combination of two factors: an imbalance between supply and demand for electricity, and a flawed market structure," Sterba said. "Neither of those factors should apply in New Mexico if we continue with implementation of the restructuring legislation we now have in place."

PNM Declares Common and Preferred Stock Dividend

Albuquerque, N.M., September 27, 2000 -- The Board of Directors of PNM, the Public Service Company of New Mexico (NYSE:PNM), has declared the regular quarterly dividend of $0.20 per share on common stock and $1.145 per share on the 4.58 percent series of cumulative preferred stock.

The indicated annual common stock dividend rate of 80 cents per share is unchanged from the previous quarter. The dividend is payable November 17, 2000 to shareholders of record on November 2, 2000.

The dividend on the preferred stock is payable October 15, 2000, to shareholders of record on October 1, 2000.

PNM operates a combined electric and gas utility serving approximately 1.3 million people in New Mexico and sells power on the wholesale market. Avistar, a wholly-owned subsidiary of PNM, operates an advanced meter servicing business in California and Nevada, offers energy and water management solutions for government and institutional clients in the Southwest, and is assisting e-commerce provider AMDAX.com in launching an Internet-based energy auction system. PNM stock is traded primarily on the NYSE under the symbol PNM.

Statements made in these news releases that relate to future events are made pursuant to the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based upon current expectations and the company assumes no obligation to update this information. Because actual results may differ materially from expectations, the company cautions readers not to place undue reliance on these statements. A number of factors, including weather, fuel costs, changes in supply and demand in the market for electric power, the performance of generating units and transmission system, and the actions of state and federal regulatory agencies including rulings pursuant to the Electric Utility Industry Restructuring Act of 1999 relating to restructuring and stranded cost recovery could cause PNM operating revenues and earnings to differ from results forecast in these press releases. For a detailed discussion of the important factors affecting PNM, please see "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Form 10-K for the year ended December 31, 1999, Form 10-Q for the quarter ended June 30, 2000 and Form 8-K filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       PUBLIC SERVICE COMPANY OF NEW MEXICO
                                       --------------------------------------
                                                    (Registrant)


Date:  October 3, 2000                            /s/ John R. Loyack
                                       --------------------------------------
                                                    John R. Loyack
                                         Vice President, Corporate Controller
                                             and Chief Accounting Officer
                                              (Officer duly authorized
                                                to sign this report)